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                                                                    EXHIBIT 99.2

                                                  January 24, 2001

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

To the Board of Directors:

     I hereby consent to being named as a person about to become a director of Regions Financial Corporation, a Delaware corporation ("Regions"), in connection with the merger (the "Merger") of Morgan Keegan, Inc., a Tennessee corporation ("Morgan Keegan"), with and into Regions, pursuant to the Agreement and Plan of Merger, dated as of December 17, 2000, by and between Morgan Keegan and Regions, in the Registration Statement on Form S-4 filed by Regions with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                                  Sincerely,


                                                  /s/ Allen B. Morgan, Jr.
                                                  -----------------------------
                                                  Allen B. Morgan, Jr.